PROSPECTUS SUPPLEMENT Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-204908 Dated May 2, 2016 (To Prospectus dated April 29, 2016 and Product Supplement dated May 2, 2016)

UBS AG Airbag Yield Optimization Notes

Linked to the common stock or American depositary shares of a specific company or the shares of a specific exchange traded fund

Investment Description

UBS AG Airbag Yield Optimization Notes (the “Notes”) are unsubordinated, unsecured debt obligations issued by UBS AG (“UBS” or the “issuer”) linked to the common stock or American depositary shares of a specific company or the shares of an exchange traded fund (the “underlying asset”). The applicable terms of an offering of Notes will be specified in the relevant final terms supplement you receive from your financial advisor. The general terms are as follows:

♦	Unless otherwise specified in the relevant final terms supplement, the principal amount of each Note will equal $1,000.

♦

UBS will pay you coupons in periodic installments regardless of the performance of the underlying asset. The frequency of the coupon payments, the coupon rate and the coupon payment dates will be specified in the relevant final terms supplement for your Notes.

♦

At maturity, UBS will either pay you the principal amount per Note or, if the closing price of the underlying asset on the final valuation date (the “final price”) is less than the conversion price specified in the relevant final terms supplement, UBS will pay you for each Note you own an amount in cash at maturity equal to the product of (i) the final price of the underlying asset, multiplied by (ii) an amount equal to the principal amount per Note divided by the conversion price (the “share factor”), (subject to adjustments in the case of certain corporate events described in the accompanying Airbag Yield Optimization Notes product supplement under “General Terms of the Notes — Antidilution Adjustments”). In this scenario, the cash payment you receive will be less than your principal amount and may be zero.

Investing in the Notes involves significant risks. You may lose some or all of your principal amount. In exchange for receiving a coupon on the Notes, you are accepting the risk of receiving a payment that is less than your full principal amount at maturity and the credit risk of UBS for all payments under the Notes. Generally, the higher the coupon rate on a Note, the greater the risk of loss on that Note. The contingent repayment of principal only applies if you hold the Notes until maturity. Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose your entire investment.

Features

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Income: Regardless of the performance of the underlying asset, UBS will pay you coupons in periodic installments as specified in the relevant final terms supplement for your Notes. In exchange for receiving the coupons on the Notes, you are accepting the risk of receiving a cash payment at maturity for each Note you own that is less than your principal amount and may be zero, and the credit risk of UBS for all payments under the Notes.

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Contingent Repayment of Principal Amount at Maturity: If the price of the underlying asset does not close below the conversion price on the final valuation date, UBS will pay you the principal amount per Note at maturity and you will not participate in any appreciation or decline in the value of the underlying asset. If the final price of the underlying asset is less than the conversion price on the final valuation date, UBS will pay you for each of your Notes an amount in cash equal to the product of (i) the final price of the underlying asset, multiplied by (ii) the share factor (subject to adjustments as described in the Airbag Yield Optimization Notes product supplement), which will be less than your principal amount and may be zero. The contingent repayment of principal only applies if you hold the Notes until maturity. Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS.

Notice to investors: the Notes are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the full principal amount of the Notes at maturity, and the Notes can have the full downside market risk of the underlying asset. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the Notes if you do not understand or are not comfortable with the significant risks involved in investing in the Notes.

You should carefully consider the risks described under “Key Risks” beginning on page 3 and under “Risk Factors” beginning on page PS-14 of the Airbag Yield Optimization Notes product supplement before purchasing any Notes. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Notes. You may lose some or all of your initial investment in the Notes. The Notes will not be listed or displayed on any securities exchange or any electronic communications network.

Note Offering

This prospectus supplement describes the general terms of Notes that we may offer. The applicable terms of any offering of Notes will be specified in the relevant final terms supplement you receive from your financial advisor.

The estimated initial value of the Notes as of the trade date will be specified in the relevant final terms supplement for each offering of the Notes. The estimated initial value of the Notes will be determined on the date of the relevant final terms supplement by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Notes, see “Key Risks — Fair value considerations” and “Key Risks — Limited or no secondary market and secondary market price considerations” on pages 6 and 7 of this prospectus supplement.

See “Additional Information about UBS and the Notes” on page ii. The Notes we are offering will have the terms set forth in the Airbag Yield Optimization Notes product supplement relating to the Notes, the accompanying prospectus, this prospectus supplement, and the relevant final terms supplement for your Notes generated when the trade is placed on the trade date.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Notes or passed upon the adequacy or accuracy of this prospectus supplement, the Airbag Yield Optimization Notes product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

UBS Financial Services Inc.	UBS Investment Bank

Additional Information About UBS and the Notes

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement for the Notes) with the Securities and Exchange Commission, or SEC, for each offering for which this prospectus supplement will relate. Before you invest, you should read these documents and any other documents relating to the Notes that UBS has filed with the SEC for more complete information about UBS and the potential offerings. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

♦	Airbag Yield Optimization Notes product supplement dated May 2, 2016:

http://www.sec.gov/Archives/edgar/data/1114446/000119312516570611/d104496d424b2.htm

♦	Prospectus dated April 29, 2016:

http://www.sec.gov/Archives/edgar/data/1114446/000119312516569341/d161008d424b3.htm

This prospectus supplement describes the terms that will apply generally to the Notes. On the trade date, UBS AG will prepare a final terms supplement. The final terms supplement will specify the final economic terms for that issuance of the Notes, including the estimated initial value, and will indicate the identity of the underlying asset and any changes to the general terms specified herein. Attached as Annex A to this prospectus supplement is a form of the final terms supplement, which you will receive after the trade is executed on the trade date. You will also receive a preliminary terms supplement in much the same form, except providing indicative ranges for the estimated initial value of the Notes and for either the coupon rate or the conversion price depending on your selection of terms. Any final terms supplement should be read in connection with this prospectus supplement, the Airbag Yield Optimization Notes product supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, “Airbag Yield Optimization Notes” or the “Notes” refer to the Notes that are offered hereby. Also, references to the “Airbag Yield Optimization Notes product supplement” mean the UBS product supplement, dated May 2, 2016, relating to the Notes generally, and references to the “accompanying prospectus” mean the UBS prospectus titled, “Debt Securities and Warrants”, dated April 29, 2016.

UBS reserves the right to change the terms of, or reject any offer to purchase, the Notes prior to their issuance. In the event of any changes to the terms of the Notes, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

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Investor Suitability

The Notes may be suitable for you if:

♦	You fully understand the risks inherent in an investment in the Notes, including the risk of loss of your entire initial investment.

♦	You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the full downside market risk as an investment in the underlying asset.

♦

You believe the final price of the underlying asset is not likely to be less than the conversion price and, if it is, you can tolerate receiving a cash payment at maturity that is less than your principal amount and may be zero.

♦	You understand and accept that you will not participate in any appreciation in the price of the underlying asset and that your return at maturity is limited to the coupons paid on the Notes.

♦	You can tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying asset.

♦	You are willing to invest in the Notes based on the coupon rate range or the conversion price range (as applicable) that will be specified in the relevant preliminary terms supplement.

♦	You are willing and able to hold the Notes to maturity, and accept that there may be little or no secondary market for the Notes.

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You are willing to assume the credit risk of UBS for all payments under the Notes, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

♦

You understand that the estimated initial value of the Notes determined by our internal pricing models will be lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the Notes, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The Notes may not be suitable for you if:

♦	You do not fully understand the risks inherent in an investment in the Notes, including the risk of loss of your entire initial investment.

♦	You require an investment designed to provide a full return of principal at maturity.

♦	You are not willing to make an investment that may have the full downside market risk as an investment in the underlying asset.

♦	You believe the final price of the underlying asset is likely to be less than the conversion price, which could result in a total loss of your initial investment.

♦	You cannot tolerate receiving a cash payment at maturity that is less than your principal amount and may be zero.

♦	You seek an investment that participates in the full appreciation in the price of the underlying asset or that has unlimited return potential.

♦	You cannot tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying asset.

♦	You are not willing to invest in the Notes based on the coupon rate range or the conversion price range (as applicable) that will be specified in the relevant preliminary terms supplement.

♦	You are unable or unwilling to hold the Notes to maturity, and seek an investment for which there will be an active secondary market.

♦	You are not willing to assume the credit risk of UBS for all payments under the Notes, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Notes are a suitable investment for you will depend on your individual circumstances and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Notes in light of your particular circumstances. You should also review carefully the “Key Risks” beginning on page 6 of this prospectus supplement, page PS-14 of the Airbag Yield Optimization Notes product supplement as well as the “Key Risks” section in the relevant final terms supplement for risks related to an investment in the Notes.

Common Terms for Each Offering of the Notes

Issuer	UBS AG
Issue Price per Note	Equal to 100% of the principal amount per Note.
Principal Amount per Note	Unless otherwise specified in the relevant final terms supplement, $1,000.
Term	As specified in the relevant final terms supplement.
Underlying Asset	The common stock or American depositary shares of a specific company or the shares of a specific exchange traded fund as specified in the relevant final terms supplement.
Coupon Payments	UBS AG will pay interest on the principal amount of the Notes on a specified day of each month and the maturity date; provided that, if any coupon payment date would otherwise fall on a date which is not a business day, the relevant coupon payment date will be the first following day which is a business day unless that day falls in the next calendar month, in which case the relevant coupon payment date will be the first preceding day which is a business day. Each payment of interest due on a coupon payment date or on the maturity date, as the case may be, will include interest accrued from the last date to which interest has been paid or made available for payment (or the issue date in the case of the first coupon payment date) to the relevant coupon payment date. UBS will compute interest on the Notes on the basis of a 360-day year of twelve 30-day months. If the maturity date is postponed beyond the originally scheduled maturity date due to the occurrence of a market disruption event on the final valuation date, interest will cease to accrue on the originally scheduled maturity date.
Coupon Rate	The Notes will bear interest at a per annum rate as specified in the final terms supplement.
Payment at Maturity (per Note)

If the final price of the underlying asset is equal to or greater than the conversion price, we will pay you an amount in cash at maturity equal to your principal amount.

If the final price of the underlying asset is less than the conversion price, we will pay you for each Note you own an amount in cash at maturity equal to the product of (i) the final price of the underlying asset, multiplied by (ii) the share factor, subject to adjustments in the case of certain corporate events, as described in the Airbag Yield Optimization Notes product supplement. In this scenario, the cash payment you receive will be less than your principal amount and may be zero.

Initial Price	Unless otherwise specified in the relevant final terms supplement, the closing price of the underlying asset on the trade date.
Conversion Price	A percentage of the initial price of the underlying asset, which will be specified in the relevant final terms supplement on the trade date. The conversion price is subject to adjustments in the case of certain corporate events, as described in the Airbag Yield Optimization Notes product supplement.
Final Price	The closing price of the underlying asset on the final valuation date. The final price is subject to adjustments in the case of certain corporate events, as described in the Airbag Yield Optimization Notes product supplement.
Share Factor	The share factor is initially set equal to (i) the principal amount divided by (ii) the conversion price of the underlying asset. The share factor will be subject to adjustments in the case of certain corporate events as described in the accompanying Airbag Yield Optimization Notes product supplement under “General Terms of the Notes — Antidilution Adjustments”.

Trade Date	As specified in the relevant final terms supplement, or if that day is not a trading day, the next following trading day.
Settlement Date	Unless otherwise specified in the relevant final terms supplement, 3 business days following the trade date.
Final Valuation Date	As specified in the relevant final terms supplement, or if that day is not a trading day, the final valuation date will be the next following trading day. The final valuation date may be subject to postponement in the event of a market disruption event, as described in the Airbag Yield Optimization Notes product supplement.
Maturity Date	Unless otherwise specified in the relevant final terms supplement, 3 business days following the final valuation date. The maturity date may be subject to postponement in the event of a market disruption event, as described in the Airbag Yield Optimization Notes product supplement.
Coupon Payment Dates	As specified in the relevant final terms supplement.
CUSIP	As specified in the relevant final terms supplement.
ISIN	As specified in the relevant final terms supplement.

Investing in the Notes involves significant risks. You may lose some or all of your principal amount. Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose your entire investment.

Investment Timeline

Trade date:	The initial price of the underlying asset is set and the conversion price is determined. The coupon rate is set.

Coupon payment dates:	UBS pays the applicable coupon.

Maturity date:

The final price of the underlying asset is determined on the final valuation date.

If the final price is greater than or equal to the conversion price, UBS will pay you an amount in cash equal to your principal amount.

If the final price is less than the conversion price, we will pay you for each Note you own an amount in cash at maturity equal to the product of (i) the final price of the underlying asset, multiplied by (ii) the share factor (subject to adjustments in the case of certain corporate events, as described in the Airbag Yield Optimization Notes product supplement). In this scenario, the cash payment you receive will be less than your principal amount and may be zero.

Key Risks

An investment in the Notes involves significant risks. Some of the risks that apply to the Notes are summarized here, but we urge you to read the more detailed explanation of risks relating to the Notes generally in the “Risk Factors” section of the Airbag Yield Optimization Notes product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

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Risk of loss at maturity — The Notes differ from ordinary debt securities in that UBS will not necessarily pay the full principal amount of the Notes at maturity. UBS will only pay you the principal amount of your Notes in cash if the final price of the underlying asset is greater than or equal to the conversion price and only at maturity. If the final price of the underlying asset is less than the conversion price, UBS will pay you for each Note you own an amount in cash at maturity equal to the product of (i) the final price of the underlying asset, multiplied by (ii) the share factor (subject to adjustments as described in the Airbag Yield Optimization Notes product supplement). As a result, if the final price is less than the conversion price, you will be exposed at an increased rate to any such decline below the conversion price. For example, if the conversion price is 80% of the initial price, the final price is less than the conversion price and is equal to 70% of the initial price, you will lose 12.50% of your principal amount at maturity, which is greater than the 10% additional decline from the conversion price. The cash payment you receive will be less than your principal amount and may be zero.

♦

Higher coupon rates are generally associated with a greater risk of loss — Greater expected volatility with respect to the Note’s underlying asset reflects a higher expectation as of the trade date that the price of the underlying asset could close below its conversion price on the final valuation date of the Note. This greater expected risk will generally be reflected in a higher coupon payable on that Note. However, the underlying asset’s volatility can change significantly over the term of the Notes and the price of the underlying asset for your Note could fall sharply, which could result in a significant loss of principal.

♦

The contingent repayment of principal applies only at maturity — You should be willing to hold your Notes to maturity. If you are able to sell your Notes prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the underlying asset price is greater than the conversion price.

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Your return potential on the Notes is limited to the coupons paid on the Notes — You will not participate in any appreciation of the underlying asset and your return on the Notes will be limited to the coupon payments. If the closing price of the underlying asset on the final valuation date is greater than or equal to the conversion price, UBS will pay you the principal amount of your Notes in cash at maturity and you will not participate in any appreciation in the price of the underlying asset even though you risked being subject to the decline in the price of the underlying asset. If the closing price of the underlying asset on the final valuation date is less than the conversion price, UBS will pay you for each Note you own an amount in cash at maturity equal to the product of (i) the final price of the underlying asset, multiplied by (ii) the share factor (subject to adjustments as describe in the Airbag Yield Optimization Notes product supplement), which will be less than your principal amount and may be zero. Any payment at maturity will be unaffected by any appreciation or decline in the price of the underlying asset after the final valuation date. Therefore, your return potential on the Notes is limited to the coupons paid on the Notes and may be less than your return would be on a direct investment in the underlying asset.

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Credit risk of UBS — The Notes are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Notes and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes and you could lose your entire investment.

♦

Market risk — The price of the underlying asset can rise or fall sharply due to factors specific to that underlying asset and (i) in the case of common stock or American depositary shares, its issuer (the “underlying asset issuer”) or (ii) in the case of an exchange traded fund, the securities, futures contracts or physical commodities constituting the assets of that underlying asset. These factors include price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general market volatility and levels, interest rates and economic and political conditions. You, as an investor in the Notes, should make your own investigation into the underlying asset issuer and the underlying asset for your Notes. We urge you to review financial and other information filed periodically by the underlying asset issuer with the SEC.

♦	Fair value considerations.

♦

The issue price you pay for the Notes will exceed their estimated initial value — The issue price you pay for the Notes will exceed their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the trade date, we will determine the estimated initial value of the Notes by reference to our internal pricing models and it will be set forth in the relevant final terms supplement. The pricing models used to determine the estimated initial value of the Notes incorporate certain variables, including the price, volatility and expected dividends on the underlying asset, prevailing interest rates, the term of the Notes and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the Notes to you. Due to these factors, the estimated initial value of the Notes as of the trade date will be less than the issue price you pay for the Notes.

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The estimated initial value is a theoretical price; the actual price that you may be able to sell your Notes in any secondary market (if any) at any time after the trade date may differ from the estimated initial value — The value of your Notes at any time will vary based on many factors, including the factors described above and in “— Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the Notes in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Notes determined by reference to our internal pricing models. The estimated initial value of the Notes does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Notes in any secondary market at any time.

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Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Notes as of the trade date — We may determine the economic terms of the Notes, as well as hedge our obligations, at least in part, prior to pricing the Notes on the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Notes cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the Notes as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Notes.

♦	Limited or no secondary market and secondary market price considerations.

♦

There may be little or no secondary market for the Notes — The Notes will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Notes and may stop making a market at any time. If you are able to sell your Notes prior to maturity, you may have to sell them at a substantial loss. Furthermore, there can be no assurance that a secondary market for the Notes will develop. The estimated initial value of the Notes does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Notes in any secondary market at any time.

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The price at which UBS Securities LLC and its affiliates may offer to buy the Notes in the secondary market (if any) may be greater than UBS’ valuation of the Notes at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — For a limited period of time following the issuance of the Notes, UBS Securities LLC or its affiliates may offer to buy or sell such Notes at a price that exceeds (i) our valuation of the Notes at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Notes following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)” in the relevant final terms supplement. Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the Notes, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Notes. As described above, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Notes and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Financial Services Inc. and UBS Securities LLC reflect this temporary positive differential on their customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

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Price of Notes prior to maturity — The market price of the Notes will be influenced by many unpredictable and interrelated factors, including the price of the underlying asset; the volatility of the underlying asset; the dividend rate paid on the underlying asset; the time remaining to the maturity of the Notes; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the Notes.

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Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices — All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Notes in any secondary market.

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Owning the Notes is not the same as owning the underlying asset — The return on your Notes may not reflect the return you would realize if you actually owned the underlying asset. For instance, you will not receive or be entitled to receive any dividend payments or other distributions on the underlying asset over the term of your Notes. Furthermore, the underlying asset may appreciate substantially during the term of your Notes and you will not participate in such appreciation even though you may be exposed to the underlying asset’s decline at maturity.

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No assurance that the investment view implicit in the Notes will be successful — It is impossible to predict whether and the extent to which the price of the underlying asset will rise or fall. There can be no assurance that the underlying asset price will not rise by more than the coupons paid on the Notes or will not fall below the conversion price. The price of the underlying asset will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying asset. You should be willing to accept the risks of owning equities in general and the underlying asset in particular, and the risk of losing some or all of your initial investment.

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The calculation agent can make adjustments that affect the payment to you at maturity — The calculation agent may adjust the amount payable at maturity by adjusting the conversion price, the share factor and/or the final price for certain corporate events affecting the underlying asset. However, the calculation agent is not required to make an adjustment for every corporate event that can affect the underlying asset. If an event occurs that does not require the calculation agent to adjust the conversion price and the share factor, the market value of your Notes and the payment at maturity may be materially and adversely affected. In the case of common stock or American depositary shares, following certain corporate events relating to the issuer of the underlying asset where the issuer is not the surviving entity, the amount of cash you receive at maturity may be based on the common stock or American depositary shares of a successor to the underlying asset issuer in combination with any cash or any other assets distributed to holders of the underlying asset in such corporate event. Additionally, if the issuer of the underlying asset becomes subject to (i) a reorganization event whereby the underlying asset is exchanged solely for cash, (ii) a merger or consolidation with UBS or any of its affiliates or (iii) an underlying asset is delisted or otherwise suspended from trading, the amount you receive at maturity may be based on the common stock issued by another company. In the case of an exchange traded fund, following a delisting, suspension from trading or if an exchange traded fund is discontinued, the amount you receive at maturity may be based on a share of another exchange traded fund. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Notes. For more information, see the section “General Terms of the Notes — Antidilution Adjustments” beginning on page PS-33 of the Airbag Yield Optimization Notes product supplement. Regardless of the occurrence of one or more dilution or reorganization events, you should note that at maturity UBS will pay you an amount in cash equal to your principal amount, unless the final price of the underlying asset is less than the conversion price (as such conversion price may be adjusted by the calculation agent upon occurrence of one or more such events). Regardless of any of the events discussed above, any payment on the Notes is subject to the creditworthiness of UBS.

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Exchange rate risk — The underlying asset of the Notes may be (1) the American depositary shares of a non-U.S. company, which are quoted and traded in U.S. dollars, but represent a non-U.S. stock that is quoted and traded in a non-U.S. currency and that may trade differently from the American depositary shares, (2) substituted or replaced by another underlying asset that is quoted and traded in a non-U.S. currency; or (3) an exchange traded fund that invests in underlying assets that are quoted and traded in a non-U.S. currency. Holders of these Notes may be exposed to currency exchange rate risks with respect to the currencies in which such assets trade. The value of the non-U.S. currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, non-U.S. governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, adverse changes in exchange rates may result in reduced returns for Notes linked to these assets.

♦

Risks associated with non-U.S. securities markets — The underlying asset of the Notes may be the American depositary shares of a non-U.S. company or an exchange traded fund that invests in non-U.S. securities. Because non-U.S. equity securities underlying the American depositary shares or an exchange traded fund may be publicly traded in the applicable non-U.S. countries and are denominated in currencies other than U.S. dollars, investments in Notes linked to American depositary shares or such exchange traded funds involve particular risks. For example, the non-U.S. securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the United States or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the United States, as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the non-U.S. issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. In addition, the non-U.S. issuers may be subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to United States reporting companies. Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, international markets. Securities prices outside the United States are subject to political, economic, financial and social factors that apply in non-U.S. countries. These factors, which could negatively affect non-U.S. securities markets, include the possibility of changes in a non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, non-U.S. economies may differ favorably or unfavorably from the United States economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

♦

There are important differences between the American depositary shares and the ordinary shares of a non-U.S. company — The underlying asset of the Notes may be the American depositary shares of a non-U.S. company. There are important differences between the rights of holders of American depositary shares and the rights of holders of the ordinary shares. The American depositary shares are issued pursuant to a deposit agreement, which sets forth the rights and responsibilities of the depositary, the non-U.S. company, and holders of the American depositary shares, which may be different from the rights of holders of the ordinary shares. For example, a company may make distributions in respect of ordinary shares that are not passed on to the holders of its American depositary shares. Any such differences between the rights of holders of the American depositary shares and the rights of holders of the ordinary shares of the non-U.S. company may be significant and may materially and adversely affect the value of the American depositary shares and, as a result, the value of your Notes.

♦

Risks associated with non-U.S. companies — The underlying asset of the Notes may be the common stock of a non-U.S. company that is listed on a U.S. exchange or an exchange traded fund that invests in non-U.S. securities. An investment in the Notes linked to the value of non-U.S. companies involves risks associated with the home country of such non-U.S. company. The prices of such non-U.S. company’s common stock may be affected by political, economic, financial and social factors in the home country of such non-U.S. company, including changes in such country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions, which could affect the value of the Notes.

♦

Risks associated with emerging market companies — The underlying asset of the Notes may be the American depositary shares or common stock of a company organized in an emerging market country or an exchange traded fund that invests in securities of a company organized in an emerging market country. Securities of emerging market companies may be more volatile and may be affected by market developments differently than U.S. companies. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. You should carefully consider the risks related to emerging markets, to which the Notes may be susceptible, before making a decision to invest in the Notes.

♦

The value of the underlying asset may not completely track the value of the securities, futures contracts or physical commodities in which such exchange traded fund invests — The underlying asset may be an exchange traded fund, and although the trading characteristics and valuations of such underlying asset will usually mirror the characteristics and valuations of the securities, futures contracts or physical commodities in which such exchange traded fund invests, its value may not completely track the value of such securities, futures contracts or physical commodities. The value of the underlying asset will reflect transaction costs and fees that the securities, futures contracts or physical commodities in which that exchange traded fund invests do not have. In addition, although the underlying asset may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for such underlying asset or that there will be liquidity in the trading market.

♦

Fluctuation of NAV — The net asset value (the “NAV”) of an exchange traded fund may fluctuate with changes in the market value of such exchange traded fund’s securities, futures contracts or physical commodities holdings. The market prices of the underlying asset may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. In addition, the market price of the underlying asset may differ from its NAV per share; the underlying asset may trade at, above or below its NAV per share.

♦

Failure of the underlying asset to track the level of the underlying index — The underlying asset of the Notes may be an exchange traded fund. Such underlying asset may be designed and intended to track the level of a specific index (an “underlying index”), but various factors, including fees and other transaction costs, may prevent the underlying asset from correlating exactly with changes in the level of such underlying index. Accordingly, the performance of the underlying asset may not be equal to the performance of its underlying index during the term of the Notes.

♦

There is no affiliation between the underlying asset issuer, or for Notes linked to exchange traded funds, the issuers of the constituent stocks comprising the underlying asset (the “underlying asset constituent stock issuers”), and UBS, and UBS is not responsible for any disclosure by such issuer(s) — We and our affiliates may currently, or from time to time in the future engage in business with the underlying asset issuer or, if applicable, any underlying asset constituent stock issuers. However, we are not affiliated with the underlying asset issuer or any underlying asset constituent stock issuers and are not responsible for such issuer’s public disclosure of information, whether contained in SEC filings or otherwise. You, as an investor in the Notes, should make your own investigation into the underlying asset issuer or, if applicable, each underlying asset constituent stock issuer. Neither the underlying asset issuer nor any underlying asset constituent stock issuer is involved in the Notes offered hereby in any way and has no obligation of any sort with respect to your Notes. Such issuer(s) have no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Notes.

♦

Potential UBS impact on the market price of the underlying asset — Trading or transactions by UBS or its affiliates in the underlying asset and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying asset may adversely affect the market price of the underlying asset and, therefore, the market value of your Notes.

♦

Potential conflict of interest — UBS and its affiliates may engage in business with the issuer of the underlying asset, which may present a conflict between the obligations of UBS and you, as a holder of the Notes. The calculation agent, an affiliate of UBS, will determine whether the final price is less than the conversion price and accordingly the payment at maturity on your Notes. The calculation agent may postpone the determination of the final price and the maturity date if a market disruption event occurs and is continuing on the final valuation date and may make adjustments to the conversion price, share factor, final price and/or the underlying asset itself for certain corporate events affecting the underlying asset. For more information, see the section “General Terms of the Notes — Antidilution Adjustments” beginning on page PS-33 of the Airbag Yield Optimization Notes product supplement. As UBS determines the economic terms of the Notes, including the coupon rate and conversion price, and such terms include hedging costs, issuance costs and projected profits, the Notes represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.

♦

Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Notes and the underlying asset to which the Notes are linked.

♦

Under certain circumstances, the Swiss Financial Market Supervisory Authority (“FINMA”) has the power to take actions that may adversely affect the Notes — Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the Notes, into equity, and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the Notes. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the Notes and/or the ability of UBS to make payments thereunder.

♦

Dealer incentives — UBS and its affiliates act in various capacities with respect to the Notes. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Notes. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Notes and such compensation may serve as an incentive to sell these Notes instead of other investments. We will pay a total underwriting compensation equal to a percentage of the issue price per Note (such percentage to be specified in the relevant final terms supplement, but will not exceed 2.75%) to any of our affiliates acting as agents or dealers in connection with the distribution of the Notes. Given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your Notes in the secondary market.

♦

Uncertain tax treatment — Significant aspects of the tax treatment of the Notes are uncertain. You should read carefully the section above entitled “What are the Tax Consequences of the Notes?” and the section entitled “Supplemental U.S. Tax Considerations” beginning on page PS-47 of the Airbag Yield Optimization Notes product supplement and consult your tax advisor about your tax situation.

Hypothetical Examples and Return Table

Assumptions

The following examples and return table illustrate the payment at maturity on a hypothetical offering of the Notes assuming the following*:

Term:	6 months
Principal amount:	$1,000 per Note
Coupon rate**:	12.00% per annum (or $10.00 per monthly period)
Total coupon payable**:	6.00% (or $6.00 per Note)
Initial price of the underlying asset:	$50.00 per share
Conversion price:	$40.00 (80% of the initial price)
Share factor	25 shares (principal amount per Note/conversion price)
Dividend yield on the underlying asset**:	0.50% (based on 1.00% per annum)

*	Actual coupon rate and terms for each Note to be specified in the relevant final terms supplement. Amounts here have been rounded for ease of analysis.
**	Coupon payments will be paid in arrears in 6 periodic installments.
***	Hypothetical dividend yield holders of the underlying asset might receive over the term of the Notes. The assumed dividend yield represents a hypothetical dividend return and is not a full annualized yield. The actual dividend yield for any underlying asset may vary from the assumed dividend yield used for purposes of the following examples. Regardless, investors in the Notes will not receive any dividends paid on the underlying asset.

Hypothetical Examples

Scenario #1: The final price of the underlying asset is not less than the conversion price of $40.00.

Since the final price of the underlying asset is not less than the conversion price of $40.00, the issuer will pay you at maturity a cash payment equal to the principal amount of your Notes. This investment would outperform an investment in the underlying asset if the price appreciation of the underlying asset (plus dividends, if any) over the term of the Notes is less than 6.00%.

If the closing price of the underlying asset on the final valuation date is $50.00 (no change in the price of the underlying asset):

Payment at Maturity:	$1,000.00
Coupons:	$60.00	($10.00 x 6 = $60.00)

Total:	$1,060.00
Total Return on the Notes:	6.00%

In this example, the total return on the Notes is 6.00% while the total return on the underlying asset is 0.50% (including dividends).

If the closing price of the underlying asset on the final valuation date is $65.00 (an increase of 30%):

Payment at Maturity:	$1,000.00
Coupons:	$60.00	($10.00 x 6 = $60.00)

Total:	$1,060.00
Total Return on the Notes:	6.00%

In this example, the total return on the Notes is 6.00% while the total return on the underlying asset is 30.50% (including dividends).

If the closing price of the underlying asset on the final valuation date is $42.50 (a decline of 15%):

Payment at Maturity:	$1,000.00
Coupons:	$60.00	($10.00 x 6 = $60.00)

Total:	$1,060.00
Total Return on the Notes:	6.00%

In this example, the total return on the Notes is 6.00% while the total return on the underlying asset is a loss of 14.50% (including dividends).

Scenario #2: The final price of the underlying asset is less than the conversion price of $40.00.

Since the final price of the underlying asset is less than the conversion price of $40.00, the issuer will pay you for every Note you hold an amount in cash at maturity equal to the product of (i) the final price of the underlying asset, multiplied by (ii) the share factor (subject to adjustments as described in the Airbag Yield Optimization Notes product supplement).

If the closing price of the underlying asset on the final valuation date is $22.50 (a decline of 55%):

Payment at Maturity:	$562.50	($22.50 x 25 = $562.50)
Coupons:	$60.00	($10.00 x 6 = $60.00)

Total:	$622.50
Total Return on the Notes:	-37.75%

In this example, the total return on the Notes is a loss of 37.75% while the total return on the underlying asset is a loss of 54.50% (including dividends).

If the closing price of the underlying asset on the final valuation date is $35.00 (a decline of 30%):

Payment at Maturity:	$875.00	($35.00 x 25 = $875.00)
Coupons:	$60.00	($10.00 x 6 = $60.00)

Total:	$935.00
Total Return on the Notes:	-6.50%

In this example, the total return on the Notes is a loss of 6.50% while the total return on the underlying asset is a loss of 29.50% (including dividends).

Hypothetical Return Table

Underlying Asset		The Hypothetical Final Price is Greater Than or Equal to the Hypothetical Conversion Price(1)			The Hypothetical Final Price is Less Than the Hypothetical Conversion Price (2)
Hypothetical Final Price(3)	Asset Price Return(4)	Total Return on the Underlying Asset at Maturity(5)	Total Payment at Maturity + Coupon Payments(6)	Total Return on the Notes at Maturity(7)	Total Payment at Maturity + Coupon Payments(8)	Total Return on the Notes at Maturity(7)
$75.00	50.00%	50.50%	$1060.00	6.00%	n/a	n/a
$72.50	45.00%	45.50%	$1060.00	6.00%	n/a	n/a
$70.00	40.00%	40.50%	$1060.00	6.00%	n/a	n/a
$67.50	35.00%	35.50%	$1060.00	6.00%	n/a	n/a
$65.00	30.00%	30.50%	$1060.00	6.00%	n/a	n/a
$62.50	25.00%	25.50%	$1060.00	6.00%	n/a	n/a
$60.00	20.00%	20.50%	$1060.00	6.00%	n/a	n/a
$57.50	15.00%	15.50%	$1060.00	6.00%	n/a	n/a
$55.00	10.00%	10.50%	$1060.00	6.00%	n/a	n/a
$52.50	5.00%	5.50%	$1060.00	6.00%	n/a	n/a
$50.00	0.00%	0.50%	$1060.00	6.00%	n/a	n/a
$47.50	-5.00%	-4.50%	$1060.00	6.00%	n/a	n/a
$45.00	-10.00%	-9.50%	$1060.00	6.00%	n/a	n/a
$42.50	-15.00%	-14.50%	$1060.00	6.00%	n/a	n/a
$40.00	-20.00%	-19.50%	$1060.00	6.00%	n/a	n/a
$37.50	-25.00%	-24.50%	n/a	n/a	$997.50	-0.25%
$35.00	-30.00%	-29.50%	n/a	n/a	$935.00	-6.50%
$32.50	-35.00%	-34.50%	n/a	n/a	$872.50	-12.75%
$30.00	-40.00%	-39.50%	n/a	n/a	$810.00	-19.00%
$27.50	-45.00%	-44.50%	n/a	n/a	$747.50	-25.25%
$25.00	-50.00%	-49.50%	n/a	n/a	$685.00	-31.50%
$22.50	-55.00%	-54.50%	n/a	n/a	$622.50	-37.75%

(1)	A conversion event does not occur if the hypothetical final price of the underlying asset is not less than the hypothetical conversion price.

(2)	A conversion event occurs if the hypothetical final price of the underlying asset is less than the hypothetical conversion price.

(3)

The hypothetical asset price return range is provided for illustrative purposes only. The actual asset price return may be less than -55% and you therefore may lose up to 100% of your principal amount.

(4)	The total return on the underlying asset at maturity includes a hypothetical 0.50% cash dividend payment (based on 1.00% per annum).

(5)	Payment consists of the principal amount plus coupon payments of 12.00% per annum (equal to 6.00% over the term of the Notes).

(6)	The Total Return on the Notes at maturity includes coupon payments of 12.00% per annum (equal to 6.00% over the term of the Notes).

(7)	Payment consists of the payment at maturity plus coupon payments of 12.00% per annum (equal to 6.00% over the term of the Notes).

What are the Tax Consequences of the Notes?

The U.S. federal income tax consequences of your investment in the Notes are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” of the Airbag Yield Optimization Notes product supplement. The following discussion supplements the discussion in “Supplemental U.S. Tax Considerations” of the Airbag Yield Optimization Notes product supplement.

Tax Treatment. The U.S. federal income tax consequences of your investment in the Notes are complex and uncertain. By purchasing a Note, you and UBS hereby agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize a Note for all tax purposes as an investment unit consisting of a non-contingent debt instrument and a put option contract in respect of the underlying asset. The terms of the Notes require (in the absence of an administrative determination or judicial ruling to the contrary) that you treat your Notes for U.S. federal income tax purposes as consisting of two components:

Debt component — If the Notes have a term greater than one year, the amounts treated as interest on the debt component would be includable in income by you in accordance with your regular method of accounting for interest for U.S. federal income purposes. If the Notes have a term of one year or less, amounts treated as interest on the debt component would be subject to the general rules governing interest payments on short-term notes and would be required to be accrued by accrual-basis taxpayers (and cash-basis taxpayers who elect to accrue interest currently) on either the straight-line method, or, if elected, the constant yield method, compounded daily. Cash-basis taxpayers who do not elect to accrue interest currently would include interest into income upon receipt of such interest.

Put option component — The put option component would generally not be taxed until sale, exchange, redemption or maturity. At maturity, the put option component would be taxed as short-term capital gain if the principal amount is repaid in cash. If the final price of the underlying asset is less than the conversion price on the final valuation date, the put option will be exercised at maturity and you will recognize short-term capital gain or loss equal to (i) the amount of cash received less (ii) the principal amount of your Notes less the total of the put option component of coupon payments received by you.

Sections 1297. We will not attempt to ascertain whether any underlying asset issuer would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Internal Revenue Code of 1986, as amended (the “Code”). If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply upon the sale, exchange, redemption or maturity of a Note. You should refer to information filed with the SEC or the equivalent governmental authority by such entities and consult your tax advisor regarding the possible consequences to you if any such entity is or becomes a PFIC.

We believe it would be reasonable to treat your Notes as described above. However, in light of the uncertainty as to the U.S. federal income tax treatment, it is possible that your Notes could be treated as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the Notes could differ materially from the treatment described above. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in the Notes. Please read the discussion in “Supplemental U.S. Tax Considerations” of the Airbag Yield Optimization Notes product supplement for a more detailed description of the tax treatment of your Notes.

Notice 2008-2. The Internal Revenue Service (the “IRS”) released a Notice that may affect the taxation of holders of the Notes. According to Notice 2008-2, the IRS and the Treasury Department are actively considering the appropriate tax treatment of holders of certain types of structured notes. Legislation has also been proposed in Congress that would require the holders of certain prepaid forward contracts to accrue income during the term of the transaction. It is not clear whether the Notice applies to instruments such as the Notes.

Furthermore, it is not possible to determine what guidance or legislation will ultimately result, if any, and whether such guidance or legislation will affect the tax treatment of the Notes. Except to the extent otherwise required by law, UBS intends to treat your Notes for U.S. federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” of the Airbag Yield Optimization Notes product supplement unless and until such time as some other treatment is more appropriate.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the Notes, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Specified Foreign Financial Assets. U.S. holders may be subject to reporting obligations with respect to their Notes if they do not hold their Notes in an account maintained by a financial institution and the aggregate value of their Notes and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds $50,000. Significant penalties can apply if a U.S. holder is required to disclose its Notes and fails to do so.

Non-U.S. Holders. If you are not a U.S. holder, subject to the discussion below regarding Section 871(m) of the Code and ‘‘FATCA,’’ you should generally not be subject to U.S. withholding tax with respect to payments on your Notes or to generally applicable information reporting and backup withholding requirements with respect to payments on your Notes if you comply with certain certification and identification requirements as to your non-U.S. status including providing us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8. Subject to Section 897 (as discussed below), gain from the sale, exchange, redemption or maturity of the Notes generally will not be subject to U.S. tax unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S. or unless the non-U.S. holder is a non-resident alien and is present in the U.S. for 183 days or more during the taxable year of such sale, exchange, redemption or maturity and certain other conditions are satisfied.

Section 897. We will not attempt to ascertain whether any underlying asset issuer would be treated as a “United States real property holding corporation” within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Notes should be treated as “United States real property interests” as defined in Section 897 of the Code. If an underlying asset issuer and the Notes were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Note upon a sale, exchange, redemption or maturity of the Note to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of the underlying asset issuer as a United States real property holding corporation or the Notes as United States real property interests.

Section 871(m). Section 871(m) of the Code requires withholding (up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under U.S. Treasury Department regulations, certain payments or deemed payments to non-U.S. holders with respect to certain equity-linked instruments (“specified ELIs”) that reference U.S. stocks may be treated as dividend equivalents (“dividend equivalents”) that are subject to U.S. withholding tax at a rate of 30% (or lower treaty rate). Under these regulations, withholding may be required even in the absence of any actual dividend related payment or adjustment made pursuant to the terms of the instrument. Withholding under these regulations generally will not apply to specified ELIs entered into before January 1, 2017. Accordingly, non-U.S. holders of the Notes should not be subject to tax under Section 871(m). However, it is possible that such withholding tax could apply to the Notes under these rules if the non-U.S. holder enters into certain subsequent transactions in respect of the underlying asset. If withholding is required, we (or the applicable paying agent) would be entitled to withhold such taxes without being required to pay any additional amounts with respect to amounts so withheld. Non-U.S. holders should consult with their tax advisors regarding the application of Section 871(m) and the regulations thereunder in respect of their acquisition and ownership of the Notes.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (‘‘FATCA’’) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on ‘‘withholdable payments’’ (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and ‘‘passthru payments’’ (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments” made on or after July 1, 2014, certain gross proceeds on a sale or disposition occurring after December 31, 2018, and certain foreign passthru payments made after December 31, 2018 (or, if later, the date that final regulations defining the term “foreign passthru payment” are published). In addition, withholding tax under FATCA would not be imposed on withholdable payments solely because the relevant obligation is treated as giving rise to a dividend equivalent (pursuant to Section 871(m) and the regulations thereunder) where such obligation is executed on or before the date that is six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents. If, however, withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Investors should consult their own advisor about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Notes through a foreign entity) under the FATCA rules.

Proposed Legislation

In 2007, legislation was introduced in Congress that, if enacted, would have required holders of Notes purchased after the bill was enacted to accrue interest income over the term of the Notes. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Notes.

Additionally, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Notes to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Notes (including possible alternative treatments and the issues presented by Notice 2008-2), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the underlying asset issuer).

Information About the Underlying Asset

All disclosures regarding the applicable underlying asset will be derived from publicly available information and will be provided in the relevant final terms supplement generated on the trade date. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying asset. You should make your own investigation into the underlying asset.

The underlying asset is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the issuer of the underlying asset with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the issuer of the applicable underlying asset under the Exchange Act can be located by reference to its SEC file number which will be provided in the relevant final terms supplement. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)

We will agree to sell to UBS Securities LLC and UBS Securities LLC will agree to purchase, all of the Notes at the issue price to the public less the underwriting discount indicated on the cover of the final terms supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Notes. UBS Securities LLC will agree to resell all of the Notes to UBS Financial Services Inc. at a discount from the issue price to the public equal to the underwriting discount indicated on the cover of the final terms supplement.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Notes and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Notes in the offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the Notes in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the Notes at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Notes immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the Notes as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis after the trade date over a period specified in the section “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)” in the relevant final terms supplement, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Notes and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Notes, see “Key Risks — Fair value considerations” and “Key Risks —Limited or no secondary market and secondary market price considerations” on pages 6 and 7 of this prospectus supplement.

Annex A

Form of Final Terms Supplement

The information in this Prospectus Supplement is not complete and may be changed. We may not sell these Notes until the Prospectus, Product Supplement, Prospectus Supplement and Terms Supplement (collectively, the “Offering Documents”) are delivered in final form. The Offering Documents are not an offer to sell these Notes, and we are not soliciting offers to buy these Notes, in any State where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-204908

SUBJECT TO COMPLETION FINAL TERMS SUPPLEMENT (To Prospectus dated April 29, 2016, Product Supplement dated May 2, 2016 and Prospectus Supplement dated May 2, 2016)

Final Terms Supplement

UBS AG Airbag Yield Optimization Notes

UBS AG $[•] Notes Linked to [common stock] [American depositary shares] [shares] of [•] due [•]

Final Terms

Issuer	UBS AG, [•] Branch
Issue Price per Note	Equal to 100% of the principal amount per Note.
Principal Amount per Note	$1,000
Term	Approximately [•] months
Underlying Asset	The [common stock] [American depositary shares] [shares] of [•].
Coupon Payments

UBS AG will pay interest on the principal amount of the Notes on the coupon payment dates; provided that, if any coupon payment date would otherwise fall on a date which is not a business day, the relevant coupon payment date will be the first following day which is a business day unless that day falls in the next calendar month, in which case the relevant coupon payment date will be the first preceding day which is a business day. Each payment of interest due on a coupon payment date or on the maturity date, as the case may be, will include interest accrued from the last unadjusted coupon payment date to which interest has been paid or made available for payment (or the issue date in the case of the first coupon payment date) to the relevant unadjusted coupon payment date.

UBS will compute interest on the Notes on the basis of a 360-day year of twelve 30-day months. If the maturity date is postponed beyond the originally scheduled maturity date due to the occurrence of a market disruption event on the final valuation date, interest will cease to accrue on the originally scheduled maturity date. The table below reflects the coupon rate of [•]% per annum. Amounts in the table below may have been rounded for ease of analysis.

Coupon Payment Date*	Coupon Payment (per Note)
[•]	[•]
[•]	[•]
[•]	[•]
[•]	[•]
[•]	[•]
[•]	[•]
[•]	[•]
[•]	[•]
[•]	[•]
[•]	[•]
[•]	[•]
[•]	[•]

* Coupon payment dates are subject to postponement in the event of a market disruption event, as described in the Airbag Yield Optimization Notes product supplement. The record date for coupon payment will be one business day preceding the coupon payment date.

Coupon Rate	The Notes will bear interest at a rate of [•]% per annum.
Total Coupon Payable	[•]%
Payment at Maturity (per Note)

If the final price of the underlying asset is equal to or greater than the conversion price, we will pay you an amount in cash at maturity equal to your principal amount.

If the final price of the underlying asset is less than the conversion price, we will pay you for each Note you own an amount in cash at maturity equal to the product of (i) the final price of the underlying asset, multiplied by (ii) the share factor, subject to adjustments in the case of certain corporate events, as described in the Airbag Yield Optimization Notes product supplement. In this scenario, the cash payment you receive will be less than your principal amount and may be zero.

Closing Price	On any trading day, the last reported sale price (or, in the case of NASDAQ, the official closing price) of the underlying asset during the principal trading session on the principal national securities exchange on which it is listed for trading, as determined by the calculation agent.
Initial Price	$[•], which is the closing price of the underlying asset on the trade date.
Conversion Price	$[•], which is [•]% of the initial price of the underlying asset. The conversion price is subject to adjustments in the case of certain corporate events, as described in the Airbag Yield Optimization Notes product supplement.
Final Price	The closing price of the underlying asset on the final valuation date. The final price is subject to adjustments in the case of certain corporate events, as described in the Airbag Yield Optimization Notes product supplement.
Share Factor	The share factor is initially set equal to (i) the principal amount divided by (ii) the conversion price of the underlying asset. The share factor will be subject to adjustments in the case of certain corporate events as described in the accompanying Airbag Yield Optimization Notes product supplement under “General Terms of the Notes — Antidilution Adjustments”.

Trade Date	[•]
Settlement Date	[•]

Final Valuation Date	[•]. The final valuation date may be subject to postponement in the event of a market disruption event, as described in the Airbag Yield Optimization Notes product supplement.
Maturity Date	[•]. The maturity date may be subject to postponement in the event of a market disruption event, as described in the Airbag Yield Optimization Notes product supplement.
CUSIP	[•]
ISIN	[•]
Tax Treatment	There is no tax authority that specifically characterizes the Notes. UBS and you agree, in the absence of an administrative determination or judicial ruling to the contrary, to characterize the Notes for tax purposes as an investment unit consisting of a non-contingent debt instrument and a put option contract in respect of the underlying asset. With respect to coupon payments you receive, you agree to treat such payments as consisting of interest on the debt component and a payment with respect to the put option as follows:

Coupon Rate	Interest on Debt Component	Put Option Component
[•]% per annum	[•]% per annum	[•]% per annum

For further details and possible alternative tax treatments, please refer to the section entitled “What are the Tax Consequences of the Notes” in the prospectus supplement for more information.

Notice to investors: the Notes are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the full principal amount of the Notes at maturity, and the Notes can have the full downside market risk of the underlying asset. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the Notes if you do not understand or are not comfortable with the significant risks involved in investing in the Notes.

You should carefully consider the risks described under “Key Risks” beginning on page 3 and under “Risk Factors” beginning on page PS-14 of the Airbag Yield Optimization Notes product supplement before purchasing any Notes. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Notes. You may lose some or all of your initial investment in the Notes. The Notes will not be listed or displayed on any securities exchange or any electronic communications network.

The estimated initial value of the Notes as of the trade date is $[•] for Notes linked to the underlying asset. The estimated initial value of the Notes was determined on the date of this final terms supplement by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Notes, see “Key Risks — Fair value considerations” and “Key Risks — Limited or no secondary market and secondary market price considerations” on pages A-5 and A-6 of this final terms supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Notes or passed upon the adequacy or accuracy of this final terms supplement, or the previously delivered prospectus supplement, the Airbag Yield Optimization Notes product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

See “Additional Information about UBS and the Notes” on page A-4. The Notes we are offering will have the terms set forth in the Prospectus Supplement dated May 2, 2016 relating to the Notes, the Airbag Yield Optimization Notes product supplement, the accompanying prospectus and this final terms supplement.

Offering of Notes	Issue Price to Public		Underwriting Discount		Proceeds to UBS AG
	Total	Per Note	Total	Per Note	Total	Per Note
[•]	$[•]	$[•]	$[•]	$[•]	$[•]	$[•]

UBS Financial Services Inc. Final Terms Supplement dated [•]	UBS Investment Bank

Additional Information About UBS and the Notes

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement and a prospectus supplement for the Notes) with the Securities and Exchange Commission, or SEC, for the offering for which this final terms supplement relates. Before you invest, you should read these documents and any other documents relating to the Notes that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

♦	Prospectus Supplement dated May 2, 2016:

[•]

♦	Airbag Yield Optimization Notes product supplement dated May 2, 2016:

http://www.sec.gov/Archives/edgar/data/1114446/000119312516570611/d104496d424b2.htm

♦	Prospectus dated April 29, 2016:

http://www.sec.gov/Archives/edgar/data/1114446/000119312516569341/d161008d424b3.htm

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, “Airbag Yield Optimization Notes” or the “Notes” refer to the Notes that are offered hereby. Also, references to “prospectus supplement” mean the UBS prospectus supplement dated May 2, 2016, references to “Airbag Yield Optimization Notes product supplement” mean the UBS product supplement, dated May 2, 2016, relating to the Notes generally and references to the “accompanying prospectus” mean the UBS prospectus titled, “Debt Securities and Warrants”, dated April 29, 2016.

UBS reserves the right to change the terms of, or reject any offer to purchase, the Notes prior to their issuance. In the event of any changes to the terms of the Notes, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

Key Risks

An investment in the Notes involves significant risks. Some of the risks that apply to the Notes are summarized here and are comparable to the corresponding risks discussed in the “Key Risks” section of the prospectus supplement, but we urge you to read the more detailed explanation of risks relating to the Notes generally in the “Risk Factors” section of the Airbag Yield Optimization Notes product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

♦

Risk of loss at maturity — The Notes differ from ordinary debt securities in that UBS will not necessarily pay the full principal amount of the Notes at maturity. UBS will only pay you the principal amount of your Notes in cash if the final price of the underlying asset is greater than or equal to the conversion price and only at maturity. If the final price of the underlying asset is less than the conversion price, UBS will pay you for each Note you own an amount in cash at maturity equal to the product of (i) the final price of the underlying asset, multiplied by (ii) the share factor (subject to adjustments as described in the Airbag Yield Optimization Notes product supplement). As a result, if the final price is less than the conversion price, you will be exposed at an increased rate to any such decline less than the conversion price. For example, if the conversion price is 80% of the initial price, the final price is less than the conversion price and is equal to 70% of the initial price, you will lose 12.50% of your principal amount at maturity, which is greater than the 10% additional decline from the conversion price. The cash payment you receive will be less than your principal amount and may be zero.

♦

Higher coupon rates are generally associated with a greater risk of loss — Greater expected volatility with respect to the Note’s underlying asset reflects a higher expectation as of the trade date that the price of the underlying asset could close below its conversion price on the final valuation date of the Note. This greater expected risk will generally be reflected in a higher coupon payable on that Note. However, the underlying asset’s volatility can change significantly over the term of the Notes and the price of the underlying asset for your Note could fall sharply, which could result in a significant loss of principal.

♦

The contingent repayment of your principal applies only at maturity — You should be willing to hold your Notes to maturity. If you are able to sell your Notes prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the underlying asset price is greater than the conversion price.

♦

Your potential return on the Notes is limited to the coupons paid on the Notes — You will not participate in any appreciation of the underlying asset and your return on the Notes will be limited to the coupon payments. If the closing price of the underlying asset on the final valuation date is greater than or equal to the conversion price, UBS will pay you the principal amount of your Notes in cash at maturity and you will not participate in any appreciation in the price of the underlying asset even though you risked being subject to the decline in the price of the underlying asset. If the closing price of the underlying asset on the final valuation date is less than the conversion price, UBS will pay you for each Note you own an amount in cash at maturity equal to the product of (i) the final price of the underlying asset, multiplied by (ii) the share factor (subject to adjustments as describe in the Airbag Yield Optimization Notes product supplement), which will be less than your principal amount and may be zero. Any payment at maturity will be unaffected by any appreciation or decline in the price of the underlying asset after the final valuation date. Therefore, your return potential on the Notes is limited to the coupons paid on the Notes and may be less than your return would be on a direct investment in the underlying asset.

♦

Credit risk of UBS — The Notes are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Notes and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes and you could lose your entire investment.

♦

Market risk — The price of the underlying asset can rise or fall sharply due to factors specific to that underlying asset and (i) in the case of common stock or American depositary shares, its issuer (the “underlying asset issuer”) or (ii) in the case of an exchange traded fund, the securities, futures contracts or physical commodities constituting the assets of that underlying asset. These factors include price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general market volatility and levels, interest rates and economic and political conditions. You, as an investor in the Notes, should make your own investigation into the underlying asset issuer and the underlying asset for your Notes. We urge you to review financial and other information filed periodically by the underlying asset issuer with the SEC.

♦	Fair value considerations.

♦

The issue price you pay for the Notes exceeds their estimated initial value — The issue price you pay for the Notes exceeds their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the trade date, we determined the estimated initial value of the Notes by reference to our internal pricing models and it is set forth in this final terms supplement. The pricing models used to determine the estimated initial value of the Notes incorporate certain variables, including the price, volatility and expected dividends on the underlying asset, prevailing interest rates, the term of the Notes and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the Notes to you. Due to these factors, the estimated initial value of the Notes as of the trade date is less than the issue price you pay for the Notes.

♦

The estimated initial value is a theoretical price; the actual price that you may be able to sell your Notes in any secondary market (if any) at any time after the trade date may differ from the estimated initial value — The value of your Notes at any time will vary based on many factors, including the factors described above and in “— Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the Securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Notes determined by reference to our internal pricing models. The estimated initial value of the Notes does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Notes in any secondary market at any time.

♦

Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Notes as of the trade date — We may determine the economic terms of the Notes, as well as hedge our obligations, at least in part, prior to pricing the Notes on the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Notes cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the Notes as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Notes.

♦	Limited or no secondary market and secondary market price considerations.

♦

There may be little or no secondary market for the Notes — The Notes will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Notes and may stop making a market at any time. If you are able to sell your Notes prior to maturity, you may have to sell them at a substantial loss. Furthermore, there can be no assurance that a secondary market for the Notes will develop. The estimated initial value of the Notes does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Notes in any secondary market at any time.

♦

The price at which UBS Securities LLC and its affiliates may offer to buy the Notes in the secondary market (if any) may be greater than UBS’ valuation of the Notes at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — For a limited period of time following the issuance of the Notes, UBS Securities LLC or its affiliates may offer to buy or sell such Notes at a price that exceeds (i) our valuation of the Notes at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Notes following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)”. Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the Notes, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Notes. As described above, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Notes and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Financial Services Inc. and UBS Securities LLC reflect this temporary positive differential on their customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

♦

Price of Notes prior to maturity — The market price of the Notes will be influenced by many unpredictable and interrelated factors, including the price of the underlying asset; the volatility of the underlying asset; the dividend rate paid on the underlying asset; the time remaining to the maturity of the Notes; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the Notes.

♦

Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices — All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Notes in any secondary market.

♦

Owning the Notes is not the same as owning the underlying asset — The return on your Notes may not reflect the return you would realize if you actually owned the underlying asset. For instance, you will not receive or be entitled to receive any dividend payments or other distributions on the underlying asset over the term of your Notes. Furthermore, the underlying asset may appreciate substantially during the term of your Notes and you will not participate in such appreciation even though you may be exposed to the underlying asset’s decline at maturity.

♦

No assurance that the investment view implicit in the Notes will be successful — It is impossible to predict whether and the extent to which the price of the underlying asset will rise or fall. There can be no assurance that the underlying asset price will not rise by more than the coupons paid on the Notes or will not close below the conversion price on the final valuation date. The price of the underlying asset will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying asset. You should be willing to accept the risks of owning equities in general and the underlying asset in particular, and the risk of losing some or all of your initial investment.

♦

The calculation agent can make adjustments that affect the payment to you at maturity — The calculation agent may adjust the amount payable at maturity by adjusting the conversion price, the share factor and/or the final price for certain corporate events affecting the underlying asset. However, the calculation agent is not required to make an adjustment for every corporate event that can affect the underlying asset. If an event occurs that does not require the calculation agent to adjust the conversion price and the share factor, the market value of your Notes and the payment at maturity may be materially and adversely affected. In the case of common stock or American depositary shares, following certain corporate events relating to the issuer of the underlying asset where the issuer is not the surviving entity, the amount of cash you receive at maturity may be based on the common stock or American depositary shares of a successor to the underlying asset issuer in combination with any cash or any other assets distributed to holders of the underlying asset in such corporate event. Additionally, if the issuer of the underlying asset becomes subject to (i) a reorganization event whereby the underlying asset is exchanged solely for cash, (ii) a merger or consolidation with UBS or any of its affiliates or (iii) an underlying asset is delisted or otherwise suspended from trading, the amount you receive at maturity may be based on the common stock issued by another company. In the case of an exchange traded fund, following a delisting, suspension from trading or if an exchange traded fund is discontinued, the amount you receive at maturity may be based on a share of another exchange traded fund. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Notes. For more information, see the section “General Terms of the Notes — Antidilution Adjustments” beginning on page PS-33 of the Airbag Yield Optimization Notes product supplement. Regardless of the occurrence of one or more dilution or reorganization events, you should note that at maturity UBS will pay you an amount in cash equal to your principal amount, unless the final price of the underlying asset is less than the conversion price (as such conversion price may be adjusted by the calculation agent upon occurrence of one or more such events). Regardless of any of the events discussed above, any payment on the Notes is subject to the creditworthiness of UBS.

♦

[Exchange rate risk — The Notes are linked to the American depositary shares of a non-U.S. company. Because American depositary shares are denominated in U.S. dollars but represent non-U.S. equity securities that are denominated in a non-U.S. currency, changes in currency exchange rates may negatively impact the value of the American depositary shares. The value of the non-U.S. currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, non-U.S. governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, adverse changes in exchange rates may result in reduced returns for Notes linked to American depositary shares.]

♦

[Risks associated with non-U.S. securities markets — The Notes are linked to the American depositary shares of a non-U.S. company. Because non-U.S. equity securities underlying the American depositary shares may be publicly traded in the applicable non-U.S. countries and are denominated in currencies other than U.S. dollars, investments in Notes linked to American depositary shares involve particular risks. For example, the non-U.S. securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the United States or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the United States, as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the non-U.S. issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. In addition, the non-U.S. issuers may be subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to United States reporting companies. Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, international markets. Securities prices outside the United States are subject to political, economic, financial and social factors that apply in non-U.S. countries. These factors, which could negatively affect non-U.S. securities markets, include the possibility of changes in a non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, non-U.S. economies may differ favorably or unfavorably from the United States economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.]

♦

[There are important differences between the American depositary shares and the ordinary shares of a non-U.S. company — The Notes are linked to the American depositary shares of a non-U.S. company. There are important differences between the rights of holders of American depositary shares and the rights of holders of the ordinary shares. The American depositary shares are issued pursuant to a deposit agreement, which sets forth the rights and responsibilities of the depositary, the non-U.S. company and holders of the American depositary shares, which may be different from the rights of holders of the ordinary shares. For example, a company may make distributions in respect of ordinary shares that are not passed on to the holders of its American depositary shares. Any such differences between the rights of holders of the American depositary shares and the rights of holders of the ordinary shares of the non-U.S. company may be significant and may materially and adversely affect the value of the American depositary shares and, as a result, the value of your Notes.]

♦

[Risks associated with non-U.S. companies — The Notes are linked to the common stock of a non-U.S. company that is listed on a U.S. exchange. An investment in the Notes linked to the value of non-U.S. companies involves risks associated with the home country of such non-U.S. company. The prices of such non-U.S. company’s common stock may be affected by political, economic, financial and social factors in the home country of such non-U.S. company, including changes in such country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions, which could affect the value of the Notes.]

♦

[Risks associated with emerging market companies — The underlying asset issuer is a company organized in an emerging market country. Securities of emerging market companies may be more volatile and may be affected by market developments differently than U.S. companies. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. You should carefully consider the risks related to emerging markets, to which the Notes are susceptible, before making a decision to invest in the Notes.]

♦

[[The value of the underlying asset may not completely track the value of the securities, futures contracts or physical commodities in which such exchange traded fund invests — Although the trading characteristics and valuations of the underlying asset will usually mirror the characteristics and valuations of the securities, futures contracts or physical commodities in which such exchange traded fund invests, its value may not completely track the value of such securities, futures contracts or physical commodities. The value of the underlying asset will reflect transaction costs and fees that the securities, futures contracts or physical commodities in which that exchange traded fund invests do not have. In addition, although the underlying asset may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for such underlying asset or that there will be liquidity in the trading market.]]

♦

[[Fluctuation of NAV — The net asset value (the “NAV”) of an exchange traded fund may fluctuate with changes in the market value of such exchange traded fund’s securities, futures contracts or physical commodities holdings. The market prices of the underlying asset may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. In addition, the market price of the underlying asset may differ from its NAV per share; the underlying asset may trade at, above or below its NAV per share.]]

♦

[[Failure of the underlying asset to track the level of the underlying index — While the underlying asset is designed and intended to track the level of a specific index (an “underlying index”), various factors, including fees and other transaction costs, will prevent the underlying asset from correlating exactly with changes in the level of such underlying index. Accordingly, the performance of the underlying asset will not be equal to the performance of its underlying index during the term of the Notes.]]

♦

There is no affiliation between the underlying asset issuer, or for Notes linked to exchange traded funds, the issuers of the constituent stocks comprising the underlying asset (the “underlying asset constituent stock issuers”), and UBS, and UBS is not responsible for any disclosure by such issuer(s) — We and our affiliates may currently, or from time to time in the future engage in business with the underlying asset issuer or, if applicable, any underlying asset constituent stock issuers. However, we are not affiliated with the underlying asset issuer or any underlying asset constituent stock issuers and are not responsible for such issuer’s public disclosure of information, whether contained in SEC filings or otherwise. You, as an investor in the Notes, should make your own investigation into the underlying asset issuer or, if applicable, each underlying asset constituent stock issuer. Neither the underlying asset issuer nor any underlying asset constituent stock issuer is involved in the Notes offered hereby in any way and has no obligation of any sort with respect to your Notes. Such issuer(s) have no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Notes.

♦

Potential conflict of interest — UBS and its affiliates may engage in business with the issuer of the underlying asset, which may present a conflict between the obligations of UBS and you, as a holder of the Notes. The calculation agent, an affiliate of UBS, will determine whether the final price is less than the conversion price and accordingly the payment at maturity on your Notes. The calculation agent may postpone the determination of the final price and the maturity date if a market disruption event occurs and is continuing on the final valuation date and may make adjustments to the conversion price, share factor, final price and/or the underlying asset itself for certain corporate events affecting the underlying asset. For more information, see the section “General Terms of the Notes — Antidilution Adjustments” beginning on page PS-33 of the Airbag Yield Optimization Notes product supplement. As UBS determines the economic terms of the Notes, including the coupon rate and trigger price, and such terms include hedging costs, issuance costs and projected profits, the Notes represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.

♦

Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates may publish research or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes, and which may be revised without notice. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may influence the value of the Notes.

♦

Under certain circumstances, the Swiss Financial Market Supervisory Authority (“FINMA”) has the power to take actions that may adversely affect the Notes — Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the Notes, into equity, and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the Notes. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the Notes and/or the ability of UBS to make payments thereunder.

♦

Dealer incentives — UBS and its affiliates may act as a principal, agent or dealer in connection with the sale of the Notes. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Notes which may serve as an incentive to sell these Notes instead of other investments. We will pay total underwriting compensation of [•]% per Note to any of our affiliates acting as agents or dealers in connection with the distribution of the Notes. Given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your Notes in the secondary market.

♦

Uncertain tax treatment — Significant aspects of the tax treatment of the Notes are uncertain. You should read carefully the sections entitled “What are the Tax Consequences of the Notes” in the prospectus supplement and “Supplemental U.S. Tax Considerations” beginning on page PS-47 of the Airbag Yield Optimization Notes product supplement and consult your tax advisor about your tax situation.

Information About the Underlying Asset

All disclosures regarding the underlying asset are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying asset. You should make your own investigation into the underlying asset.

The underlying asset is registered under the Securities Act of 1933, the Securities Exchange Act of 1934, and/or the Investment Company Act of 1940, each as amended. Companies with securities registered with the SEC are required to file financial and other information specified by the SEC periodically. Information filed by the issuer of the underlying asset with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the issuer of the underlying asset under the Exchange Act can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this final terms supplement or any accompanying prospectus, product supplement or prospectus supplement. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying asset.

[Underlying Asset]

[•]

Information from outside sources is not incorporated by reference in, and should not be considered part of, this final terms supplement or any accompanying prospectus. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying asset.

Historical Information

The following table sets forth the quarterly high and low closing prices for [•]’s [common stock] [American depositary shares] [shares], based on daily closing prices on the primary exchange for [•]. We obtained the closing price information set forth below from the Bloomberg Professional® service (“Bloomberg”) without independent verification. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy.] UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. [•]’s closing price on [•], [•] was $[•]. Past performance of the underlying asset is not indicative of the future performance of the underlying asset.

Quarter Begin		Quarter End	Quarterly High	Quarterly Low	Quarterly Close
[•]		[•]	$•	$•	$•
[•]		[•]	$•	$•	$•
[•]		[•]	$•	$•	$•
[•]		[•]	$•	$•	$•
[•]		[•]	$•	$•	$•
[•]		[•]	$•	$•	$•
[•]		[•]	$•	$•	$•
[•]		[•]	$•	$•	$•
[•]		[•]	$•	$•	$•
[•]		[•]	$•	$•	$•
[•]		[•]	$•	$•	$•
[•]		[•]	$•	$•	$•
[•]		[•]	$•	$•	$•
[•]		[•]	$•	$•	$•
[•]		[•]	$•	$•	$•
[•]		[•]	$•	$•	$•
[•]		[•]	$•	$•	$•
[•]		[•]	$•	$•	$•
[•]		[•]	$•	$•	$•
[•]	*	[•]*	$•	$•	$•

*	As of the date of this final terms supplement, available information for the [•] calendar quarter of [•] includes data for the period from [•], [•] through [•], [•]. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the [•] calendar quarter of [•].

The graph below illustrates the performance of [•]’s [common stock] [American depositary shares] [shares] for the period indicated, based on information from Bloomberg. The solid line represents the conversion price of $[•], which is equal to [•]% of the closing price on [•], [•]. Past performance of the underlying asset is not indicative of the future performance of the underlying asset.

[GRAPHIC]

Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)

We have agreed to sell to UBS Securities LLC and UBS Securities LLC has agreed to purchase, all of the Notes at the issue price to the public less the underwriting discount indicated on the cover of this final terms supplement, the document filed pursuant to Rule 424(b) containing the final pricing terms of the Notes. UBS Securities LLC has agreed to resell all of the Notes to UBS Financial Services Inc. at a discount from the issue price to the public equal to the underwriting discount indicated on the cover of this final terms supplement.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Notes and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Notes in the offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the Notes in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the Notes at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Notes immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the Notes as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than [•] months after the trade date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Notes and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Notes, see “Key Risks — Fair value considerations” and “Key Risks — Limited or no secondary market and secondary market price considerations” on pages A-5 and A-6 of this final terms supplement.

Annex B

UBS Equity Investor – Investment Guide

UBS Equity Investor investment guide Airbag Yield Optimization Notes (cash settled)

B-3 | Airbag Yield Optimization Notes Contents B-4 Overview B-5 How the notes work B-9 An example investment B-14 Key investment risks B-16 Where to find additional information B-17 Glossary

Airbag
Yield
Optimization
Notes
|

Overview
UBS Equity Investor is a proprietary trading system that
allows you and your financial advisor to customize
structured investments on a same-day basis.
Airbag Yield Optimization Notes (referred to as the
notes) are one of the investments that can be built for
you using UBS Equity Investor. These notes are debt
securities issued by UBS AG that are designed to
provide fixed coupon payments
for investors willing
to accept the downside market risk of individual stocks
(including American depositary shares) or exchange-
traded
funds
(ETFs),
subject
to
an
airbag
feature.
Airbag Yield Optimization Notes are not a substitute for
traditional fixed income investments.
Because an investment in an Airbag Yield Optimization
Note involves a significant risk of loss, it is important
that you familiarize yourself with the features and risks
of these investments before you invest. In this guide,
you will learn about how these notes work and
understand some of the terminology related to these
notes. You can also walk through a hypothetical
example of an investment in a note and read a
summary of key investment risks.
This investment guide is just one step in learning about
Airbag Yield Optimization Notes. In the prospectus
supplement of which this investment guide is an annex
(and which also includes a sample final
terms
supplement),
you
will
find
links
to
the
product
supplement and the base prospectus (collectively, with
the prospectus supplement, the base offering
documents) for the notes, which you should read and
understand prior to investing in any notes. You will also
find instructions on how you can find additional
information about the issuer of the notes, UBS AG.
If you wish to invest or if you have any questions about
these or other opportunities, please contact your UBS
financial advisor.

|
Airbag Yield Optimization Notes
How the notes work
What are Airbag Yield Optimization Notes?
Airbag Yield Optimization Notes are unsubordinated,
unsecured debt instruments issued by UBS AG (UBS).
Like a traditional UBS debt instrument, any payment on
a note is subject to the creditworthiness of UBS.
However, unlike a traditional debt instrument, UBS is
not necessarily obligated to repay the full principal
amount of a note at maturity. Whether or not UBS
repays the full principal amount of a note at maturity
depends on the performance of the stock or ETF to
which the note is linked (which is referred to as
the
).
Airbag Yield Optimization Notes can have similar
downside market risk as the underlying asset.
Therefore, if you purchase an Airbag Yield Optimization
Note, you are accepting the risk that you may not
receive your full principal amount back at maturity. For
accepting this risk of loss, UBS will pay higher coupon
rates on your note compared to the rates that UBS
would pay on a traditional debt instrument with the
same maturity. So, as a rule of thumb, the higher the
interest rate is on a note, the greater the risk of loss
will be on the note. Due to this risk of loss, Airbag Yield
Optimization Notes are not meant to be substitutes for
traditional fixed income investments.
How much interest will I receive on the notes?
Before you agree to purchase an Airbag Yield
Optimization
Note,
you
will
receive
a
preliminary
terms
supplement
that
summarizes
the
terms
of
the
note, including the indicative interest rate on the note
(which is referred to as the coupon rate). The coupon
rate for each note will vary depending on a number of
factors (including those set forth in the table below).
UBS will pay you a periodic coupon regardless of how
the underlying asset performs. However, it is important
to keep in mind that, although Airbag Yield
Optimization Notes pay a fixed, periodic coupon, they
carry a significant risk of loss. Therefore, they are not
meant to be used as substitutes for traditional fixed
income investments.
What will UBS pay at maturity of the notes?
At maturity, UBS' payment to you will depend on the
performance of the underlying asset relative to a
predetermined
conversion
price.
The
conversion
price
for
your
notes
is
set
on
the
trade
date
at
a
price
below
the
initial
price
of
the
underlying
asset—
typically 60% to 95% of the initial price. The
conversion price for each note will vary  depending on
a number of factors (including those set forth in the
table below). Generally, a higher conversion price
corresponds to a higher coupon rate, but also results in
a greater risk of loss.
On
the
final
valuation
date
for
your
note,
UBS
will
observe the closing price of the underlying asset (which
is
referred
to
as
the
)
relative
to
the
conversion price. If the final price is equal to or greater
than the conversion price, UBS will repay you the full
principal
amount
of
your
note
on
the
maturity
date
(typically three business days after the final valuation
date). You will not participate in any increase in the
price of the underlying asset.
Relationship between the conversion price, coupon rate and selected factors
Factors that influence the conversion price and coupon rate of your note
Conversion
price
Coupon
rate
Implied
volatility
of
underlying asset
Dividend rate of
underlying asset
Market
interest rates
UBS
creditworthiness
Conversion
price
n/a
Coupon rate
n/a
This table is based on generalizations for ease of conceptual understanding. For the respective term or factor in each column, the arrow indicates the general relationship to the conversion price or coupon rate, as applicable. An up-arrow indicates a generally positive relationship. A down-arrow indicates a generally negative relationship. E.g., a higher implied volatility for the underlying asset generally results in a lower conversion price or a higher coupon rate for your note. The relationship between the conversion price, coupon rate and the selected factors may vary in individual cases based on complex and interrelated political, economic, financial and other factors.
underlying asset
final
price

Airbag Yield Optimization Notes |

If the final price of the underlying asset is less than the
conversion price, UBS will pay you less than your full
principal amount at maturity. Specifically, UBS will pay
you an amount per note equal to the final price
multiplied by a share factor, which amount will be
worth less than your principal amount and may be
zero.
Because Airbag Yield Optimization Notes are
unsubordinated, unsecured debt obligations of UBS, all
payments on the notes are subject to the
creditworthiness of UBS. If UBS is unable to pay its
obligations as they come due, you could lose some or
all of your initial investment in the notes.
Can I elect to receive shares instead of cash at
maturity?
Before you purchase your notes, you can ask your
financial advisor to structure them so that if the final
price of the underlying asset is below the conversion
price, instead of paying a cash amount, UBS will deliver
to you a number of shares of the underlying asset per
note. The number of shares that will be delivered to
you
per
note
(the
share
delivery
amount
will
be
equal to the principal amount per note divided by the
conversion price.
In lieu of delivering any fractional
shares of the underlying asset, UBS will pay you cash in
an amount equal to that fraction multiplied by the
closing price of the underlying asset on the final
valuation date.
If you receive shares at maturity, the shares may be
worth more or less than they were worth on the final
valuation date and are likely to be worth less, and may
be worth substantially less than the principal amount
per note. The actual gain or loss on your investment in
the note will depend on the value of the shares
whenever you sell them. If the shares are worthless,
you will lose your entire investment.
What underlying assets are available for the
notes?
There are over 200 stocks and ETFs available for you
to select as an underlying asset for your note. The
preliminary terms supplement you receive will include a
brief description of the underlying asset selected, along
with instructions on how to find additional information
about the underlying asset.
How much do the notes cost?
The issue price
and principal amount of each Airbag
Yield Optimization Note is $1,000. The issue price
includes all fees payable on the note, as discussed
below.
What are the fees associated with the notes?
The fees associated with the notes include a sales
concession paid to UBS Financial Services Inc., which
pays your financial advisor, as well as the potential cost
and profit to UBS for issuing and hedging its obligations
under the notes. These fees are embedded in the issue
price that you pay for the notes and are reflected in the
terms of the note. Once the terms of the note are set,
these fees do not reduce the coupon payments you are
entitled to receive or the payment at maturity of the
notes, but they may affect the price of the notes prior
to maturity.
Understanding the relationship between the underlying asset price and the payment at maturity
Trade date
The conversion price is set below the initial price
The initial price is determined.
Underlying asset
price
Conversion price
Initial price
Final valuation date
If the final price
conversion price, UBS
repays the full principal amount per note at
maturity.
Table assumes the selection of the physical delivery option at maturity. Please refer to the below discussion for details regarding the cash settlement option.
If
the
final
price
<
conversion
price,
at
maturity
UBS
delivers
a
number
of
shares
equal
to
the
principal
amount
per
note
divided
by
the
conversion
price
(plus
cash
for
fractional
shares)
which
will
likely
be
worth
less
than
the
principal
amount
per
note.
)

|
Airbag Yield Optimization Notes
What if I want to sell the notes before maturity?
The notes will not be listed on any exchange. Although
the notes are designed to be held to maturity, you may
be able to sell your notes back to UBS prior to maturity.
The price that you receive for your note may be more
or less than the principal amount of your note and may
be less than the principal amount even if the underlying
asset price is equal to or greater than the conversion
price. Please keep in mind that UBS is not obligated to
make a market for your notes and you may not be able
to sell your notes prior to maturity. Therefore, you
should be prepared to hold your notes to maturity.
What happens if there is a stock split or a
merger?
For stock splits, mergers or other corporate
actions relating to the underlying asset, the
calculation agent
for the notes will generally make
an adjustment to the conversion price, final price, what
you may receive at maturity and/or the underlying
asset. The type of adjustment will depend on the type
of corporate action that has occurred and, in some
cases, no adjustment may be made. The base offering
documents for the notes describe some of the
corporate actions that may occur and some of the
adjustments that may occur. The purpose of any
adjustment by the calculation agent is generally to
offset any change in the economic position of the
investors and UBS from the corporate action. If a
corporate action occurs and the calculation agent does
not make any adjustment, the market value of your
notes and the payment at maturity may be negatively
affected. Because the calculation agent for the notes is
an affiliate of UBS, the calculation agent may have a
conflict of interest in determining whether and how to
make any adjustments.
What are the expected tax consequences of
investing in the notes?
The base offering
documents for the notes will contain tax disclosure
describing the expected U.S. federal income tax
consequences  of investing in the notes. The tax
consequences are complex and uncertain. As a
reminder, UBS and its employees do not provide tax
advice. You should consult with your tax advisor prior
to investing in any notes.
As described in the base offering documents, UBS
expects to treat the notes for tax purposes as a
combination of a debt instrument and a put option on
the underlying asset. Under this treatment, UBS will
report a portion of the coupons it pays to you as
interest on the debt component, taxable in the year
you receive it, and treat the remainder of the coupon
as put option premium, which is deferred for tax
purposes. At maturity, if UBS repays the principal
amount in cash, you will have to recognize the deferred
put option premium as short-term capital gain at that
time. If, instead, UBS delivers shares of the underlying
asset at maturity, your holding period with respect to
the shares will start at that time and your tax basis in
the shares will be equal
to the price you paid for the
notes
minus
the
deferred
put
option
premium.
If
you
have elected to receive cash instead of shares at
maturity, at the time you receive the cash payment,
you will recognize the deferred put option premium as
short-term capital gain and recognize a capital loss
(short-term or long-term depending on your holding
period for the notes) equal to the difference between
the cash you received and your purchase price for the
notes.
The Internal Revenue Service could assert a different
tax treatment for the notes, which could require you
and UBS to treat the notes differently than described in
the base offering documents.

Investment summary
Higher Coupon Rates
UBS will pay you fixed coupon
payments at a higher coupon rate
than you could receive on a
traditional UBS debt instrument.
However, the greater the coupon
rate is, the greater your risk of loss
at maturity will generally be. In
addition, you will not participate in
any appreciation in the price of the
underlying asset during the term of
the notes.
Downside market risk
If the final price of the underlying
asset is less than the conversion
price, UBS will not repay the full
principal amount of your notes at
maturity. In that case, UBS will
deliver to you shares of the
underlying asset (or cash) that are
likely to be worth less, and may be
worth substantially less, than your
principal amount.
Additional considerations
You will be subject to the
creditworthiness of UBS for all
payments under the notes. There
may be limited or no liquidity for
the notes. The tax consequences of
investing in the notes are complex
and uncertain. Please see the risk
section of this investment guide
and the base offering documents
for additional important
considerations.
Airbag
Yield
Optimization
Notes
|

An example investment
1)
Select
an
underlying
asset
You
and
your
financial advisor can select an underlying asset for your
note from a list of over 200 stocks and ETFs. Many
investors use different strategies in determining which
underlying asset to select (see the table below for a
discussion of some of these strategies).
For purposes of this example investment, we will use a
fictional underlying asset for your note: XYZ common
stock.
2)
Select
a
maturity
for
your
note
Consider
how
long you want to hold your investment. The maturity of
your note can be any length of time from three months
to two years. Remember that you should be prepared
to hold your note to maturity.
For purposes of this example investment, we will use a
maturity of six months.
3) Select whether you want to receive cash or
physical
settlement
at
maturity
If
you
select
physical settlement and the final price of the underlying
asset is below the conversion price, at maturity UBS will
deliver to you shares of the underlying asset.
If you select cash settlement and the final price of the
underlying asset is below the conversion price, at
maturity UBS will pay you a cash amount which will be
less than the principal amount , if anything, of your
original investment.
Regardless of whether you select cash or physical
settlement at maturity, if the final price of the
underlying asset is equal to or greater than the
conversion price, UBS will repay the full principal
amount of the note in cash at maturity.
In this section of the investment guide, we provide an example of a hypothetical investment in the
Airbag Yield Optimization Notes. This example is for illustrative purposes only. The actual terms and conditions for any note you purchase will be included in the preliminary terms supplement that you will receive prior to investing in the notes.
Sample strategies for selecting an underlying asset
Investment goal
Underlying asset selection
Considerations
Outperform the
underlying asset
Range-bound or "neutral" rated stocks and ETFs
(i.e., stocks and ETFs you expect will not
appreciate by more than the coupons paid on
your note)
There
is
no
guarantee
that
the
stock
or
ETF
will
not
appreciate by more than the coupons paid, resulting
in underperformance
Earn higher coupon
rates while limiting the
risk of loss
Bullish or "buy" rated stocks and ETFs (i.e.,
stocks and ETFs you believe are undervalued or
that you expect will appreciate significantly)
There is no guarantee that the stock or ETF will not
close below the conversion price on the final
valuation date, resulting in a loss on your investment
There
is
no
assurance
that
the
indicated
investment
goal
will
be
achieved.
Investors
may
lose
all
or
a
substantial
portion
of
their
investment
in
the
notes.
Investors will not participate in any appreciation of the underlying asset during the term of the notes and the notes may underperform a direct investment in the underlying asset.

|
Airbag Yield Optimization Notes

For purposes of this example investment, we will
assume that you selected cash settlement.
4) Select the conversion price or the coupon rate
for
your
note
You
need
to
select
either
the
conversion price or the coupon rate for your note. The
conversion price can be set anywhere from 60% to
95% of the initial price of the underlying asset. The
coupon rate for the note has no pre-set limits but
coupon rates between 5% and 15% per annum are
common.
Your financial advisor will use UBS Equity Investor to
solve for the final parameter of your note. If you
selected the coupon rate, your financial advisor will
solve for the indicative conversion price. If you selected
the conversion price, your financial advisor will solve for
the indicative coupon rate.
For purposes of this example investment, we will
assume that you selected a conversion price equal to
80%
of
the
initial
price
of
the
underlying
asset.
We
will
also assume that your financial advisor solved for an
indicative coupon rate range of between 9.00% and
10.00% per annum (or between 4.50% to 5.00% total
for six months).
5) Agree on indicative terms and review the
preliminary
terms
supplement
If
you
are
satisfied
with the parameters for your note, your financial
advisor will e-mail you a preliminary terms supplement
summarizing the key terms, conditions and risks for
your note. The preliminary terms supplement should be
read in conjunction with the base offering documents,
including this investment guide. In the preliminary
terms supplement, either the coupon rate or the
conversion price will be represented by an indicative
range (depending on which parameter your financial
advisor solved for).
For purposes of this example investment, we will
assume that the preliminary terms supplement shows a
range on the coupon rate of between 9.00% and
10.00% per annum (or between 4.50% to 5.00% total
for six months).
If you want to receive the top end of the coupon rate
range or bottom of the trigger price range your
financial advisor solved for, you must confirm your
order within 20 minutes of when your financial advisor
generated the indicative terms. Otherwise, the final
parameter will be set within the indicated range after
you confirm your order  with your financial advisor
based on market conditions at that time.
For purposes of this example investment, we will
assume that you do not confirm your order within 20
minutes of when your financial advisor generated the
indicative terms and that the coupon rate will be set
within the indicated range after you confirm your order.
6) Confirm your order with your financial advisor
The deadline for your financial advisor to generate
terms and send you the preliminary terms supplement
is 2pm, Eastern time. The deadline to place an order is
3pm, Eastern time, on the same day you receive the
preliminary terms supplement for your note. This day
will become the trade date for your note. Because you
have a limited amount of time to review the preliminary
terms supplement and accept the terms of your note,
you should carefully review the base offering
documents and be comfortable with the features and
risks of Airbag Yield Optimization Notes prior to
considering your first transaction.
The minimum issue size for creating a note is
$100,000, while the maximum issue size is $4 million.
When deciding how much to invest in any individual
note, consider your market exposure to the underlying
asset and your overall credit exposure to UBS.
Generally, you should not invest more in a note than
you would be willing to invest directly in the underlying
asset. You should also consider your credit exposure to
UBS across your entire portfolio and whether an
investment in the notes might cause you to be overly
concentrated in UBS credit risk.
For purposes of this example investment, we will
assume that you confirm an order with your financial
advisor to invest $100,000 in the note.
7)
The
final
terms
for
your
note
are
set
The
initial
price of the underlying asset will be set equal to the
closing price of the underlying asset on the trade date.
The conversion price will be set below the initial price
as indicated in the preliminary terms supplement. The
coupon rate will be set within the range indicated in the
preliminary terms supplement. These final terms for
your note will be e-mailed to you in a final terms
supplement.
Airbag
Yield
Optimization
Notes
|

For purposes of this example investment, we will
assume that the initial price of the underlying asset is
$25.00, the conversion price is $20.00 (80% of $25.00)
and the coupon rate is set within the range indicated in
your preliminary terms supplement at 9.60% per
annum (equivalent to 4.80% total for six months).
8)
Coupon
payments
on
your
note
UBS
will
pay
you a monthly coupon based on the coupon rate for
your notes. Each coupon will be split into two payments
as it enters your UBS account, which facilitates the tax
reporting for your note as a combination of a debt
instrument and a put option.
For purposes of this example investment, you would
receive six monthly coupon payments of $800 each
(equal to your $100,000 investment multiplied by the
9.60% per annum coupon rate, divided by 12 months).
The coupon payments for an actual investment in a
note will be based on an 30/360 day count
convention.
9)
The
value
of
your
note
prior
to
maturity
You
should be prepared to hold your note to maturity. If
you wish to sell your note prior to maturity, you should
be aware that the value of your note will fluctuate
based on a number of factors, including the
performance of the underlying asset, time remaining to
maturity, the implied volatility of the underlying asset,
dividends paid on the underlying asset, market interest
rates, the creditworthiness of UBS, the accrued but
unpaid coupon on your note and the fees embedded in
the price of your note.
Hypothetical note terms
Issuer
UBS AG
Maturity
6 months
Selected by you.
Underlying asset
XYZ common stock
Selected by you.
Total principal
amount
$100,000
Selected by you.
Principal amount
$1,000 per note
Initial price
$25.00
The closing price of the underlying asset on the trade date.
Conversion price
$20.00
Equal to 80% of the initial price as selected by you.
Coupon rate
9.60% per annum (4.80% total for 6
months)
Within the range indicated in the preliminary terms
supplement.
Generally, you should not expect upside movements in
the underlying asset to coincide with similar
movements in the value of the notes due to limitations
on your return potential from the coupon rate and
other factors.
On the other hand, declines in the price of the
underlying asset may have a significantly negative
effect on the value of your note. Prior to maturity, the
market value of your note may be significantly less
than the principal amount even if the price of the
underlying asset is equal to or greater than the
conversion price.
UBS expects to maintain a market in its notes for
clients who wish to sell their notes prior to maturity.
However, UBS is under no obligation to repurchase
your note, and the price you receive from UBS may be
at a discount to the market value of your note. Because
you may not be able to sell your note prior to maturity,
you should be prepared to hold your note to maturity.
If you are able to sell your note prior to maturity, you
may incur a substantial loss even if the price of the
underlying asset is greater than the conversion price at
that time.
10)
The
payment
at
maturity
The
return
on
your
note at maturity will depend upon the final price of the
underlying asset on the final valuation date relative to
the conversion price. Please remember that any
payment on a note, including any repayment of
principal, is subject to the creditworthiness of UBS. If
UBS is unable to repay its obligations when due, you
may lose some or all of your investment in the notes.

|
Airbag Yield Optimization Notes

Scenario 1: The final price of XYZ stock is $30.00
(a 20% increase from the initial price).
Over the term of the note, you would have received a
total of $4,800 in coupon payments. Because the final
price of XYZ stock is greater than the conversion price,
UBS will repay the full principal amount of the note in
cash at maturity ($1,000 per note or $100,000 total).
The return on your investment would be 4.8%.
Scenario 2: The final price of XYZ stock is $22.00
(a 12% decline from the initial price).
Over the term of the note, you would have received a
total of $4,800 in coupon payments. Even though the
final price of XYZ stock is less than the initial price, the final price of XYZ stock is greater than the conversion
price. In this scenario, UBS will repay the full principal
amount of the note in cash at maturity ($1,000 per
note or $100,000 total). The return on your investment
would be 4.8%.
Scenario 3: The final price of XYZ stock is $15.00
(a 40% decline from the initial price). Over the term of
the note, you would have received a total of $4,800 in
coupon payments. Because the final price of XYZ stock
is less than the conversion price and you elected cash
settlement for your notes, UBS will repay less than the
full principal amount at maturity. In this case, UBS will
pay you for each note you own an amount in cash
equal to the product of the final price of XYZ stock
multiplied by the share factor. After accounting for the
$4,800 in coupon payments, you will receive $79,800 at
maturity, representing a total loss of 20.2% on your
investment.
Airbag
Yield
Optimization
Notes
|

|
Airbag Yield Optimization Notes
Hypothetical payout on your $100,000 investment
Final price
Total
coupons paid
Payment at maturity (value of
shares as of final valuation date)
Return on investment (valued
as of final valuation date)
…
…
…
…
$30.00
$4,800
$100,000
4.8%
$29.00
$4,800
$100,000
4.8%
$28.00
$4,800
$100,000
4.8%
$27.00
$4,800
$100,000
4.8%
$26.00
$4,800
$100,000
4.8%
Initial price
$25.00
$4,800
$100,000
4.8%
$24.00
$4,800
$100,000
4.8%
$23.00
$4,800
$100,000
4.8%
$22.00
$4,800
$100,000
4.8%
$21.00
$4,800
$100,000
4.8%
Conversion price
$20.00
$4,800
$100,000
4.8%
$19.00
$4,800
$95,000
-0.2%
$18.00
$4,800
$90,000
-5.2%
$17.00
$4,800
$85,000
-10.2%
$16.00
$4,800
$80,000
-15.2%
$15.00
$4,800
$75,000
-20.2%
…
…
…
…
$0.00
$4,800
$0
-95.2%
Summary
Airbag Yield Optimization Notes provide the opportunity
to earn fixed coupon payments at a higher coupon rate
than you could receive on a traditional UBS debt
instrument for investors willing to accept the downside
market risk of individual stocks or ETFs, subject to an
airbag feature. Therefore, these notes are not meant to
be used as substitutes for traditional fixed income
investments. By using UBS Equity Investor, your
financial advisor can customize Airbag Yield
Optimization Notes for you across specified parameters
to help you meet your investment goals. However,
investing in Airbag Yield Optimization Notes involves
significant risks and considerations that you should
understand. We discuss some of these key investment
risks in the next section of this guide.

Airbag
Yield
Optimization
Notes
|

Key investment risks
Issuer
credit
risk
Airbag
Yield
Optimization
Notes
are unsubordinated,  unsecured debt obligations of UBS
AG. Any payment on a note, including any repayment
of principal, is subject to the creditworthiness of UBS. If
UBS is unable to pay its obligations as they come due,
you may lose some or all of your investment in your
note.
Risk
of
loss
You
may
be
exposed
to
the
downside
market risk of the underlying asset and may lose all or
a substantial portion of their investment depending on
how much the underlying asset declines. Any
incremental decline in the underlying asset price below
the conversion price will result in a proportionately
higher loss to the principal amount at maturity.
Generally, the higher the coupon rate on a note, the
greater the risk of loss on that note. If your notes
provide for cash settlement, your payment at maturity
will not reflect any increase in the value of the
underlying equity from the final valuation date to the
maturity date.
Potential
returns
are
limited
Potential
returns
on
notes are expected to be limited to the coupons paid.
You will not participate in any appreciation of the
underlying asset and you will be subject to the risk of a
decline in the price of an underlying asset.
Performance
prior
to
maturity
In
addition
to
the
performance of the underlying asset, fees embedded in
the issue price of a note and market factors that
influence the price of bonds and options generally will
also influence the value of a note prior to maturity.
Therefore, the value of a note prior to maturity may be
more or less than its issue price and may be
substantially different than the payment expected at
maturity. You must hold your note to maturity to
receive the stated payout, including any repayment of
principal.
Fair
value
considerations
The
issue
price
you
pay
for
the notes will exceed their estimated initial value as of
the trade date due to the inclusion in the issue price of
the underwriting discount, hedging costs, issuance costs
and projected profits. As of the close of the relevant
markets on the trade date, UBS will determine the
estimated initial value of the notes by reference to its
internal pricing models and it will be set forth in the
relevant final terms supplement. You will also receive an
indicative range for the estimated initial value in the
preliminary terms supplement. These pricing models
incorporate, among other variables, an internal funding
rate that is typically lower than the rate UBS pays on
conventional debt of a similar term. Use of an internal
funding rate generally reduces the economic value of
the notes and may adversely affect any secondary
market pricing on the notes.
No
guarantee
of
liquidity
No
offering
of
the
notes
will be listed or displayed on any securities exchange or
any electronic communications network. A secondary
trading market for the notes may not develop. UBS
Securities LLC and other affiliates of UBS may make a
market in the notes, although they are not required to
do so and may stop making a market at any time. The
price, if any, at which you may be able to sell your notes
prior to maturity could be at a substantial discount from
the issue price to public and to its intrinsic economic
value; and as a result, you may suffer substantial losses.
No
dividends
or
voting
rights
In
owning
a
note
rather than owning the underlying asset directly, you
give up certain benefits associated with direct
ownership. If the underlying asset pays a dividend, that
dividend will not be paid out to you. You also will not
have voting rights that direct owners may have.
Investing in Airbag Yield Optimization Notes involves significant risks. Below, we summarize some of the key risks. However, prior to investing in any notes, you should carefully review the more detailed discussion of risks in the base offering documents and in the preliminary terms supplement you receive from your financial advisor.

Potential
conflicts
UBS
and
its
affiliates
may
play
a
variety of roles in connection with a note, including
acting as calculation agent, dealer and hedging UBS'
obligations under the note. In performing these duties,
the economic interests of the calculation agent and
other UBS affiliates may be adverse to your interests as
a note investor. Additionally, our affiliates will derive
compensation from sales of the notes.

|
Airbag
Yield
Optimization
Notes
Taxation
The
tax
treatment
of
a
note
is
complex.
The base offering documents contain a tax
disclosure discussing the expected federal income
tax consequences of investing in a note. Significant
aspects of the tax treatment of a note may be
uncertain. UBS Financial Services Inc. and its
employees do not provide tax advice. You should
consult your own tax advisor about your own tax
situation before investing in any notes.

Where to find additional information

For additional information about UBS AG, the issuer of the notes, please visit the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. You can also find additional information at www.ubs.com/investors.

In the prospectus supplement of which this investment guide is an annex (and which also includes a sample final terms supplement), you will find links to the product supplement and the base prospectus (collectively, with the prospectus supplement, the base offering documents) for the securities, which you should read and understand prior to investing in any securities. To get back to the beginning of the prospectus supplement, click here. The other base offering documents are available on page ii of the prospectus supplement.

Your financial advisor can also send you physical copies of these documents free of charge.

Airbag Yield Optimization Notes | B-16

Airbag
A
feature
designed
to
potentially
reduce
the
downside exposure to underlying asset declines at
maturity. See “conversion price” below.
Calculation
agent
UBS
Securities
LLC
is
the
calculation agent for the notes. The calculation agent
will have sole discretion in calculating the amounts
payable in respect to the notes, and you should be
aware of potential conflicts of interest between the
calculation agent's role and your interest as a holder of
the notes prior to making an investment.
Conversion
price
The
conversion
price
is
a
specified
price of the underlying asset that is below the initial
price set forth in the applicable final terms supplement.
Coupon
rate
UBS
will
pay
periodic
coupons
on
the
notes. The coupon rate is a percentage that expresses
the per annum rate of the coupon payments. The
frequency of coupon payments and the coupon rate for
any particular offering will be specified in the
preliminary terms supplement which you will receive
prior to making an investment.
Day
count
convention
The
coupon
payments
on
the
notes will accrue daily at the coupon rate on the basis
of a 30/360 day count convention, which assumes that
each month has 30 days and each year has 360 days.
This day count convention helps to ensure that the
periodic coupon payments are made in equal amounts
under most circumstances.
Final
price
The
final
price
is
the
closing
price
of
the
underlying asset on the final valuation date, as
determined by the calculation agent.
Final
valuation
date
The
final
valuation
date
will
be
disclosed in the preliminary terms supplement  you
receive. The final valuation date may be subject to
postponement if certain market disruption events
occur.
Glossary
Final
terms
supplement
The
final
terms
supplement
is the prospectus that contains the final terms of your
note and will be e-mailed to you on the trade date after
the final terms for your note have been set and the
trade has been executed.
Initial
price
The
initial
price
is
the
closing
price
of
the
underlying asset on the trade date, as determined by
the calculation agent. Since you must place your order
before the market closes on the trade date, you will not
know the exact initial price at that time. The initial price will be disclosed in the final terms supplement.
Issue
price
The
issue
price
is
the
price
you
pay
for
your note. The issue price per note will be $1,000.
Implied
volatility
Implied
volatility
of
an
underlying
asset is a forward-looking measure of that asset's price
variation that is derived from the market price of
options on that stock or ETF.
Maturity
date
The
maturity
date
is
the
date
on
which
UBS will pay you the cash or deliver shares which you
are owed in accordance with the terms of your note.
UBS will also pay you the final coupon payment on the
maturity date. The maturity date will be disclosed in
the preliminary terms supplement and is typically three
business days after final valuation date and may be
postponed if the final valuation date is postponed.
Preliminary
terms
supplement
The
preliminary
terms supplement is the prospectus that summarizes
the preliminary terms and conditions of your note as
well as certain key risks. You must review and confirm
the preliminary terms with your financial advisor before
placing your order for your notes.

|
Airbag Yield Optimization Notes

Share
delivery
amount
The
number
of
shares
per
note that may be delivered at maturity, equal the
principal amount per note divided by the conversion
price.
Share
Factor
The
share
factor
is
an
amount
equal
to
the principal amount divided by the conversion price.
Trade
date
The
trade
date
is
the
date
on
which
you
place your order for a note. On this date, the trade is
executed and the initial price, conversion price and
coupon rate of your note are fixed.
Underlying
asset
The
underlying
asset
may
be
a
common stock or an American depositary share (ADS)
of a specific company, or the shares of an ETF.
Airbag
Yield
Optimization
Notes
|

UBS Financial Services Inc. is a subsidiary of UBS AG.